UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PPSI	Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 12, 2020, Pioneer Power Solutions, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). A total of 6,276,734 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. Holders of the Company’s common stock were entitled to one vote per share. The matters submitted for a vote and the related results are set forth below.

(1)	Election of six directors to serve on our board of directors to serve for a term of one year or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld
Nathan J. Mazurek	5,009,049	63,902
Thomas Klink	5,015,112	57,839
Yossi Cohn	4,696,981	375,970
Ian Ross	5,028,631	44,320
David Tesler	5,021,291	51,660
Jonathan Tulkoff	5,021,291	51,660

(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2020 fiscal year:

Votes For	Votes Against	Votes Abstaining
6,187,088	83,677	5,969

(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,012,600	55,698	4,653	1,203,783

(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers:

1 year	2 years	3 years	Withheld/Abstained
442,266	11,353	4,616,375	2,957

For more information about the foregoing proposals, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on October 5, 2020, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: November 16, 2020	By:	/s/ Nathan J. Mazurek
	Name:	Nathan J. Mazurek
	Title:	Chief Executive Officer